Exhibit 99.2

Universal Food and Beverage
Contact: August J. Liguori
Chief Executive Officer
(630)584-8670 www.ufbv.com

For Immediate Release: June 7, 2006

Universal Food & Beverage Company Announces Management Restructuring

Universal Food & Beverage Company (OTCBB:UFBVE) announced today the appointment of August J. Liguori as acting Chief Executive Officer and Director of the Company. Mr. Liguori joined the Company on April 1, 2006 as Chief Financial Officer. Mr. Liguori has over 30 years of senior management and board experience in branded package goods and marketing and entertainments companies. Mr. Liguori work experience includes The Topps Company, Atari Corp, Warner Communications Inc., Marvel Entertainment and World Wrestling Entertainment.

Recently, Duane N. Martin resigned his position as CEO and Director of the Company to pursue other interests. The Company is conducting an investigation as to certain financial transactions involving Mr. Martin. The Company intends to engage an independent certified forensic auditor, to complete its investigation. Mr. Martin stated that he intends to cooperate with the investigation and looks forward to its prompt conclusion. Once it makes its findings, the Company intends to take all appropriate additional actions consistent with the best interest of the shareholders.

The Company also announced the appointment of Michael Algor as Vice President of Sales reporting to Mr. Liguori. Mr. Algor is a 25- year seasoned sales executive with extensive experience in aseptic and bottling products having worked for companies such as Tampico Beverage; USA; Brach & Brock Confections; Parmalat, USA; Keebler Company and Pepsi-Cola.

In addition, the Company is pleased to announce to appointment of Bruce D. Neviaser as an independent Director of the Company. Mr. Neviaser serves as Chairman of the Board of Great Wolf Resorts a publicly traded entertainment resort company. Mr. Neviaser has over 25 years of experience in hotel and commercial real estate management, development and acquisition. He is currently a General Partner of Continuum Investment Partners a Wisconsin investment firm. Mr. Neviaser currently owns approximately 8.88% of the Company’s outstanding common stock.

The Company has filed today a Current Report on Form 8-K with the Securities and Exchange Commission on these and other matters.

About Universal Food and Beverage Company

Universal Food and Beverage (“Universal” or the “Company”) is a manufacturer of co-packed, private label and branded beverage products. Universal offers turnkey solutions including the development, manufacturing and distribution of a wide variety of beverage products across several different processes for co-packer and private label customers.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan” and “continue” or similar words. The Company has based these statements on its current expectations about future events. Although it believes that its expectations reflected in or suggested by its forward-looking statements are reasonable, actual results may differ materially from what it currently expects. Important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are described in the Company’s Form 10K-SB/A under “Risk Factors” and include the need for additional financing; acceptance of its products in the marketplace; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; adverse weather conditions; its ability to finance expansion plans and general operating activities; regulatory and legal changes; the effectiveness of its advertising and marketing programs; fluctuations in the cost and availability of raw materials; dependence upon third-party vendors; dependence on key customers; integration of acquisitions; ability to sustain and manage growth; and changes in economic and political conditions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements.